Filed Pursuant to Rule 424(b)(7)
Registration Number 333-273488

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 27, 2023)

15,000,000 shares

OVINTIV INC.

Common Stock

The selling stockholder identified in this prospectus supplement (the “selling stockholder”) is offering 15,000,000 shares of common stock, par value $0.01 per share (“common stock”), of Ovintiv Inc. (the “Company”). The Company will not receive any proceeds from the sale of shares by the selling stockholder.

Subject to the completion of this offering, we intend to purchase from the underwriter, out of the 15,000,000 shares of our common stock that are subject of the offering, 1,000,000 shares of common stock at a price per share equal to the price per share paid by the underwriter to the selling stockholder in this offering. The offering is not conditioned upon the completion of the share repurchase.

The underwriter has agreed to purchase the shares of common stock from the selling stockholder at a price of $45.45 per share, which will result in aggregate proceeds of approximately $681.8 million to the selling stockholder before expenses. The underwriter may offer the shares of common stock from time to time for sale in one or more transactions on the New York Stock Exchange (the “NYSE”), on the Toronto Stock Exchange (the “TSX”), in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See the “Underwriting” section of this prospectus supplement.

The common stock is listed on the NYSE and on the TSX under the symbol “OVV”. The last sale price of the common stock as reported by the NYSE and TSX on September 8, 2023 was $47.32 per share and C$64.58 per share, respectively.

Investing in the common stock involves risks, including those described in the “Risk Factors” section beginning on page S-3 of this prospectus supplement, on page 5 of the accompanying prospectus and in the documents that the Company incorporates by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares against payment therefor on or about September 13, 2023.

J.P. Morgan

The date of this prospectus supplement is September 11, 2023.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus. The second part is the accompanying prospectus, which, among other things, gives more general information, some of which may not apply to this offering. You should read this entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference that are described under the “Incorporation of Certain Documents by Reference” section in this prospectus supplement. To the extent that any statement in this prospectus supplement is inconsistent with statements made in the accompanying prospectus, you should rely on the information contained in this prospectus supplement, which will be deemed to modify or supersede those made in the accompanying prospectus.

You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference herein or therein is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Neither we, the selling stockholder, nor the underwriter have authorized anyone to provide you with information that is different from or in addition to the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any related free writing prospectus that we file with the SEC. Accordingly, neither we, the selling stockholder nor the underwriter take any responsibility for, or can provide any assurance as to the reliability of, any information that others may provide.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell securities in any jurisdiction where such offer or any sale is not permitted.

In this prospectus supplement, except as otherwise indicated, all dollar amounts are expressed in United States dollars, and references to:

•	“Ovintiv,” the “Company,” “we,” “us” and “our” refer to Ovintiv Inc. and, where appropriate, its consolidated subsidiaries;

•	“dollars”, “$” or “US$” are to United States dollars and all references to “C$” are to Canadian dollars.

S-i

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act that registers the offer and sale of the common stock covered by this prospectus supplement. The registration statement, including the attached exhibits, contains additional relevant information about us. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Ovintiv, at www.sec.gov. Ovintiv’s SEC filings are also available on Ovintiv’s website at www.ovintiv.com. Information on, or that is accessible from, our website, even if referred to in documents incorporated by reference in this prospectus supplement, does not constitute part of this prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information contained directly in this prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 27, 2023 (our “Annual Report on Form 10-K”);

•	the information specifically incorporated by reference into our Annual Report on Form 10-K from our definitive proxy statement on Schedule 14A, filed with the SEC on March 23, 2023;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023, filed with the SEC on May 9, 2023, and June 30, 2023, filed with the SEC on July 27, 2023;

•

our Current Reports on Form 8-K, filed with the SEC on April  4, 2023, April  27, 2023, May  8, 2023, May  12, 2023, May  18, 2023, May  31, 2023, June 12, 2023 (with respect to Item  1.01, 1.02, 2.01, 3.02, 8.01 and 9.01 only), July 27, 2023 (with respect to Item  8.01 only) and September 11, 2023; and

•

the description of our capital stock contained in Exhibit 99.1 to our Current Report on Form 8-K12B, filed with the SEC on January 24, 2020, and any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus supplement, except as so modified or superseded.

We will furnish without charge to you, on written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address: Ovintiv Inc., 370 17th Street, Suite 1700, Denver, CO 80202, U.S.A., (303) 623-2300, Attention: Corporate Secretary.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, excluding historical facts, contain certain forward-looking statements or information (collectively, “forward-looking statements”) within the meaning of applicable securities legislation, including Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements, except for statements of historical fact, that relate to the anticipated future activities, plans, strategies, objectives or expectations of the Company are forward-looking statements. When used in this prospectus supplement, and the other documents incorporated herein by reference, the use of words and phrases including “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “focused on,” “forecast,” “guidance,” “intends,” “maintain,” “may,” “opportunities,” “outlook,” “plans,” “potential,” “strategy,” “targets,” “will,” “would” and other similar terminology is intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words or phrases.

Without limiting the generality of the foregoing, forward-looking statements contained in this prospectus supplement and the documents incorporated herein include statements regarding:

•	the Company’s ability to consummate any future acquisition and divestiture transactions;

•	the Company’s ability to successfully integrate any acquired assets into its business;

•	drilling plans and programs, including availability of capital to complete these plans and programs;

•	the composition of the Company’s assets and the anticipated capital returns associated with its assets;

•	anticipated oil, natural gas liquids (“NGLs”) and natural gas prices;

•	the anticipated success of, and benefits from, technology and innovation, including the cube development model, new or advanced drilling techniques or well completion designs;

•	anticipated drilling and completions activity, including the number of drilling rigs and frac crews utilized;

•	anticipated proceeds and future benefits from various joint venture, partnership and other agreements;

•	anticipated oil, NGLs and natural gas production and commodity mix;

•	the Company’s capital structure and ability to access credit facilities, credit markets and other sources of liquidity;

•	the ability of the Company to timely achieve its stated environmental, social and governance goals, targets and initiatives;

•	the impact of changes in federal, state, provincial, local and tribal laws, rules and regulations;

•	anticipated compliance with current or proposed environmental legislation;

•	the Company’s ability to manage debt and financial ratios and comply with financial covenants;

•

the implementation and outcomes of risk management programs, including exposure to commodity prices, interest rate and foreign exchange fluctuations and the volume of oil, NGLs and natural gas production hedged;

•	the declaration and payment of future dividends and the anticipated repurchase of the Company’s outstanding common shares;

•	the Company’s ability to manage cost inflation and expected cost structures, including expected operating, transportation, processing and labor expenses; and

•	the outlook of the oil and natural gas industry generally, including impacts from changes to the geopolitical environment.

S-iii

The forward-looking statements included in this prospectus supplement and the accompanying prospectus and the documents incorporated herein and therein involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, you should not place undue reliance on forward-looking statements as a prediction of actual results. We have based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently known by us. While we consider these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond our control. The risks and uncertainties that may affect the operations, performance and results of our business and forward-looking statements include, but are not limited to, the risk factors described in “Risk Factors” and additional information contained in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, and other risks and uncertainties impacting our business as described from time to time in our other periodic filings with the SEC or Canadian securities regulators.

Although we believe the expectations represented by the forward-looking statements are reasonable based on the information available to us as of the date such statements are made, forward-looking statements are based on our current expectations and beliefs and there can be no assurance that such expectations and beliefs will prove to be correct. All forward-looking statements contained in this prospectus supplement and the documents incorporated herein are made as of the date of this prospectus supplement (or in the case of a document incorporated herein by reference, the date of such document) and, except as required by law, we undertake no obligation to update publicly or revise any forward-looking statements. The forward-looking statements contained or incorporated by reference in this prospectus supplement and the documents incorporated herein are expressly qualified by these cautionary statements.

You should read carefully the risk factors described herein and in the documents incorporated by reference in this prospectus supplement for a description of certain risks that could, among other things, cause actual results to differ from these forward-looking statements.

S-iv

SUMMARY

This summary highlights selected information more fully described elsewhere in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information you should consider before investing in shares of common stock. You should read this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein and therein carefully, especially the risks of investing in shares of common stock discussed in the “Risk Factors” section below and in the documents incorporated by reference herein.

Ovintiv Inc.

Ovintiv is a leading North American oil and natural gas exploration and production company focused on developing its multi-basin portfolio of top-tier oil and natural gas assets located in the United States and Canada. Ovintiv’s operations also include the marketing of oil, NGLs and natural gas. As of December 31, 2022, all of Ovintiv’s reserves and production are located in North America.

We are a Delaware corporation, and our principal office is located at 370 17th Street, Suite 1700, Denver, Colorado 80202, U.S.A. Our shares of common stock are listed and posted for trading on the NYSE and the TSX under the symbol “OVV”. We maintain a website at www.ovintiv.com. Information on, or that is accessible from, our website, even if referred to in documents incorporated by reference in this prospectus supplement, does not constitute part of this prospectus supplement.

Share Repurchase

We intend to purchase from the underwriter, out of the 15,000,000 shares of our common stock that are subject of the offering, 1,000,000 shares of common stock at a price per share equal to the price per share paid by the underwriter to the selling stockholder in this offering. We refer to this repurchase as the “Share Repurchase.” The closing of the Share Repurchase is contingent on the closing of this offering. We intend to fund the Share Repurchase with cash on hand. Any shares of our common stock that we repurchase in the Share Repurchase will be retired. The Share Repurchase accelerates our expected future share repurchases through our existing shareholder return framework.

This offering is not conditioned upon the completion of the Share Repurchase and therefore there can be no assurance that the Share Repurchase will be completed. The description and the other information in this prospectus supplement regarding the Share Repurchase is included in this prospectus supplement solely for informational purposes. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any common stock subject to the Share Repurchase.

The Offering

Issuer	Ovintiv Inc.

Shares of common stock offered by the selling stockholder	15,000,000 shares.

Shares of common stock to be outstanding immediately after this offering and the Share Repurchase	272,890,357 shares, which reflects the retirement of 1,000,000 shares of our common stock in the Share Repurchase and excludes approximately 4,273,157 million shares of common stock reserved for issuance pursuant to our equity compensation plans.

Use of proceeds	We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholder. See “Use of Proceeds.”

Share Repurchase	Subject to completion of this offering, we intend to repurchase from the underwriter, out of the 15,000,000 shares of our common stock that are subject of the offering, 1,000,000 shares of common stock at a price per share equal to the price paid by the underwriter to the selling stockholder in this offering. The offering is not conditioned upon the completion of the Share Repurchase. The closing of the Share Repurchase is contingent on the closing of this offering. See “–Share Repurchase.”

Dividend policy	The Company pays quarterly dividends to shareholders of its common stock at the discretion of the Board of Directors of the Company (the “Board of Directors”). On July 27, 2023, the Board of Directors declared a quarterly dividend of $0.30 per share on the Company’s outstanding common stock. The dividend is payable on September 29, 2023 to holders of record at the close of business on September 15, 2023. See “Dividend Policy.”

Risk factors	See “Risk Factors” beginning on page S-3 and the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in the common stock.

U.S. Federal Income Tax Considerations for Non-U.S. Holders	For a discussion of U.S. federal income tax considerations that may be relevant for non-U.S. stockholders, see “U.S. Federal Income Tax Considerations for Non-U.S. Holders.”

Listing and trading symbol	The common stock is traded on the NYSE and the TSX under the symbol “OVV”.

Transfer agent and registrar	Equiniti Trust Company, LLC (f/k/a/ American Stock Transfer & Trust Company, LLC).

RISK FACTORS

Any investment in shares of common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein and therein before deciding whether to purchase shares of common stock. In particular, you should carefully consider, among other things, the risks to our business and other matters described in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023 and other filings we make with the SEC incorporated by reference into this prospectus supplement and the accompanying prospectus. If any such risks and uncertainties actually occur, you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business, financial condition or results of operations and result in a loss of all or part of your investment.

Risks Related to this Offering and the Common Stock

The trading price of our securities, including our common stock, is subject to volatility.

The trading price of our common stock may be volatile. The value of an investment in our common stock may decrease or increase abruptly, and such volatility may bear little or no relation to our financial or operational performance. The price of our common stock may fall in response to market appraisal of our strategy or if our results of operations and/or prospects are below the expectations of market analysts or stakeholders. In addition, equity and debt markets have, from time to time, experienced significant price and volume fluctuations that have affected the market price of securities, and may, in the future, experience similar fluctuations which may be unrelated to our operating performance and prospects but nevertheless affect the price of our common stock. Broad equity and debt market fluctuations resulting from general economic conditions, as well as our ability to meet or exceed market expectations, may materially and adversely affect the trading prices of our common stock.

Sales of a substantial number of shares of common stock in the public markets, or the perception that such sales could occur, could reduce the market price of the common stock.

Sales of a substantial number of shares of common stock in the public market, or the perception that such sales could occur, could adversely affect the market price of our common stock. Under the registration rights agreement, dated June 12, 2023, between the Company and the selling stockholder, which was executed in connection with the closing of the transactions contemplated by the purchase agreement related to our acquisition of upstream oil and gas assets located in the Permian Basin, we agreed to register the resale of 31,777,596 shares of our common stock that were issued to the selling stockholder in connection with the transaction. Following the completion of this offering, the selling stockholder will own 16,777,596 shares of our common stock that we have registered for resale. Subject to the restrictions set forth in the following paragraph, the selling stockholder may sell such shares in its discretion. We are unable to predict the effect that future sales by the selling stockholder or sales by other stockholders may have on the prevailing market price of our common stock.

Subject to certain exceptions described in the “Underwriting” section of this prospectus supplement, we, our directors and executive officers and the selling stockholder have agreed to enter into lock-up agreements with the underwriter of this offering pursuant to which we and they have agreed, or will agree, that we and they will not dispose of or hedge any shares of common stock or any securities convertible into or exchangeable for shares of common stock for a period of 45 days after the date of this prospectus supplement. The underwriter may permit us or our directors and executive officers or the selling stockholder to sell shares prior to the end of the lock-up period. Sales of a substantial number of such shares upon expiration of, or the perception that such sales may occur, or early release of the securities subject to, the lock-up agreements, could cause our stock price to fall or make it more difficult for you to sell common stock at a time and price that you deem appropriate.

We may issue common stock or equity securities senior to the common stock in the future for a number of reasons, including to finance our operations and growth plans, to adjust our ratio of debt-to-equity, to satisfy our obligations upon the exercise of options or for other reasons. Future sales or issuances of shares of common stock or other equity securities, or the availability of shares of common stock or such other equity securities for future sale or issuance, may negatively affect the trading price of the common stock. No prediction can be made as to the effect, if any, that future sales or issuance of shares of common stock or other equity or equity-linked securities will have on the trading price of our common stock.

Investors in this offering may experience future dilution.

In order to raise additional capital, effect acquisitions or for other purposes, we may in the future offer additional shares of common stock or other securities convertible into, or exchangeable for, common stock at prices that may be less than the price per share of this offering. We have an effective shelf registration statement from which additional shares of common stock and other securities can be offered. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. If the price per share at which we sell additional shares of common stock or related securities in future transactions is less than the price per share in this offering, investors who purchase common stock in this offering will suffer a dilution of their investment. In addition, equity awards under our share-based compensation plans may cause further dilution.

Our governing documents contain anti-takeover provisions that could delay or discourage takeover attempts that shareholders may consider favorable.

Our governing documents contain a number of provisions relating to corporate governance and to the rights of shareholders. Certain of these provisions may have a potential “anti-takeover” effect by delaying, deferring or preventing a change of control of us. In addition, certain provisions of Delaware law may have a similar effect. See the “Description of Common Stock - Anti-Takeover Effects of Provisions of the Certificate of Incorporation and Bylaws and Delaware Law” section in the accompanying prospectus for more information regarding these provisions.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of common stock by the selling stockholder. The selling stockholder will receive all of the net proceeds from the sale of these shares. See “Selling Stockholder.”

DIVIDEND POLICY

The Company pays quarterly dividends to shareholders of its common stock at the discretion of the Board of Directors. On July 27, 2023, the Board of Directors declared a quarterly dividend of $0.30 per share on the Company’s outstanding common stock. The dividend is payable on September 29, 2023 to holders of record at the close of business on September 15, 2023. Although we currently intend to return capital to shareholders in the form of (a) a base quarterly cash dividend; (b) variable cash dividends; and/or (c) repurchases of our outstanding common stock (commonly known as share buybacks), the amount and timing of these returns of capital to shareholders may vary from time to time. The decision whether to return capital to shareholders, as well as the timing and amount of any return of capital to shareholders, is subject to the discretion of the Board of Directors, which regularly evaluates our proposed capital returns to shareholders and the requirements, if any, under the General Corporation Law of the State of Delaware.

SELLING STOCKHOLDER

The table below sets forth certain information known to us with respect to the beneficial ownership of the shares of common stock held by the selling stockholder before and after giving effect to this offering.

	Shares of Common Stock Beneficially Owned Prior to this Offering		Shares of Common Stock Being Offered Hereby	Shares of Common Stock Beneficially Owned After Completion of this Offering
	Number	Percentage(1)		Number	Percentage(1)(2)
NMB Stock Trust(3)	31,777,596	11.60%	15,000,000	16,777,596	6.15%

(1)	Based on 273,890,357 shares of common stock outstanding as of September 1, 2023.
(2)

Assumes the consummation of the Share Repurchase of 1,000,000 shares of common stock from the underwriter in connection with the closing of this offering and the corresponding retirement of such shares.

(3)

The shares of common stock held by the selling stockholder are beneficially owned by Wilmington Trust, National Association (“Wilmington”), in its capacity as Administrative Trustee of the selling stockholder. Wilmington, in its fiduciary capacity as administrative trustee of the selling stockholder, is deemed to have sole voting and investment power over such shares. The various beneficiaries of the selling stockholder have the right to receive any dividends paid with respect to the shares reported herein and to receive the proceeds from the sale of the shares reported herein.

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of U.S. federal income tax considerations related to the ownership and disposition of common stock by a non-U.S. holder (as defined below). This summary does not purport to be a complete analysis of all potential tax considerations related thereto. This summary is limited to non-U.S. holders who hold shares of common stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the Code), (generally, for investment purposes).

This summary is based on the current provisions of the Code, final, temporary and proposed U.S. Treasury regulations promulgated thereunder, administrative rulings and pronouncements and judicial decisions and published positions of the Internal Revenue Service (the IRS), all as in effect on the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different than those set forth below. We have not sought and will not seek any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions or that a court would not sustain any challenge by the IRS in the event of litigation.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, this summary does not address the Medicare tax on certain investment income, U.S. federal estate or gift tax laws, any state, local or non-U.S. tax laws or any tax treaties. This summary also does not address tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as:

•	banks, insurance companies or other financial institutions;

•	tax-exempt organizations or governmental organizations;

•	qualified foreign pension funds defined in Section 897(l)(2) of the Code (or any entities all of the interests of which are held by a qualified foreign pension fund);

•	brokers or dealers in securities or currencies;

•	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

•	persons subject to the alternative minimum tax;

•	partnerships, S corporations or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

•	persons deemed to sell common stock under the constructive sale provisions of the Code;

•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	persons that acquired common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•	individual citizens or residents of the United States;

•	certain former citizens or long-term residents of the United States;

•	except to the limited extent discussed below, persons who actually or constructively own more than 5% of the common stock;

•	persons subject to the anti-inversion rules of Section 7874 of the Code; and

•

persons that hold common stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction, wash sale or other integrated investment or risk reduction transaction.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. PROSPECTIVE INVESTORS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSIDERATIONS RELATING TO THE OWNERSHIP AND DISPOSITION OF COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Non-U.S. Holder Defined

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of common stock that is not for U.S. federal income tax purposes a partnership (or an investor therein) or any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, upon the activities of the partnership and the partner, and upon certain determinations made at the partner level. Accordingly, we urge partnerships and partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) considering the purchase of common stock to consult their tax advisors regarding the U.S. federal income tax considerations relating to the ownership and disposition of common stock by such partnership.

Distributions

If we make cash or other property distributions on the common stock, other than certain pro rata distributions of common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital, which will reduce the non-U.S. holder’s tax basis in the common stock until such basis equals zero, and thereafter as capital gain from the sale or exchange of such common stock. See “- Gain on Disposition of Common Stock.” Subject to the withholding requirements applicable to the ownership of common stock of a USRPHC (as defined below), under FATCA (as defined below) and with respect to effectively connected dividends, each of which is discussed below, any dividends paid to a non-U.S. holder on the common stock generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividend unless an applicable income tax treaty provides for a lower rate. To receive the benefit of a reduced treaty rate, a non-U.S. holder must generally provide the applicable withholding agent with a properly completed and executed IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable or successor form certifying qualification for the reduced rate. A non-U.S. holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Dividends paid to a non-U.S. holder that are effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code). Such effectively connected dividends will not be subject to U.S. federal withholding tax if the non-U.S. holder satisfies certain certification requirements by providing the applicable withholding agent with a properly completed and executed IRS Form W-8ECI (or other applicable or successor form) certifying eligibility for exemption. If the non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax at a 30% rate (or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.

Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty.

Gain on Disposition of Common Stock

Subject to the discussion below under “- Backup Withholding and Information Reporting” and “-Additional Withholding Requirements Under FATCA,” a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other taxable disposition of common stock unless:

•

the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

•

the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

•	the common stock constitutes a United States real property interest by reason of our status as a United States real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes.

A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses.

A non-U.S. holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code) unless an applicable income tax treaty provides otherwise. If such non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax (at a 30% rate or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include any effectively connected gain described in the second bullet point above.

Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are, and expect to remain for the foreseeable future, a USRPHC for U.S. federal income tax purposes. However, provided that the common stock is and continues to be regularly traded on an established securities market, only a non-U.S. holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the non-U.S. holder’s holding period for the common stock, more than 5% of the common stock will be taxed on gain realized on the taxable disposition of the common stock as a result of our status as a USRPHC. If the common stock were not considered to be regularly traded on an established securities market, such non-U.S. holder (regardless of the percentage of stock owned) would be subject to U.S. federal income tax on a taxable disposition of the common stock (as described in the preceding paragraph), and a 15% withholding tax would apply to the gross proceeds from such disposition (and to any distributions treated as a non-taxable return of capital or capital gain from the sale or exchange of such common stock as described above under “- Distributions”).

Non-U.S. holders should consult their tax advisors with respect to the application of the foregoing rules to their ownership and disposition of common stock.

Backup Withholding and Information Reporting

Any dividends paid to a non-U.S. holder must be reported annually to the IRS and to the non-U.S. holder. Copies of these information returns may also be made available to the tax authorities in the country in which the non-U.S. holder resides or is established. Payments of dividends to a non-U.S. holder generally will not be subject to backup withholding if the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable or successor form.

Payments of the proceeds from a sale or other disposition by a non-U.S. holder of common stock effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate, which is currently 24%) unless the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable or successor form and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of common stock effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the non-U.S. holder is not a United States person and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of common stock effected outside the United States by such a broker if it has certain relationships within the United States.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

Non-U.S. holders, including any non-U.S. holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the non-U.S. holder’s holding period for the common stock, more than 5% of the common stock, should consult their tax advisors regarding the application of these rules to their particular circumstances.

Additional Withholding Requirements Under FATCA

Sections 1471 through 1474 of the Code, and the U.S. Treasury regulations and administrative guidance issued thereunder (FATCA), impose a 30% withholding tax on any dividends paid on the common stock and (subject to the proposed U.S. Treasury regulations discussed below) on the gross proceeds from a sale or other disposition of common stock, in each case, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, on a properly completed and executed IRS Form W-8BEN-E or successor form, as applicable), or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as a properly completed and executed IRS Form W-8BEN-E or successor form, as applicable). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. Proposed U.S. Treasury regulations that may be relied upon pending adoption of final U.S. Treasury regulations have indefinitely suspended the withholding tax on gross proceeds. Consequently, FATCA withholding is not expected to apply to gross proceeds from the sale or other disposition of common stock. Non-U.S. holders are encouraged to consult their tax advisors regarding the effects of FATCA on their investment in the common stock.

INVESTORS CONSIDERING THE PURCHASE OF COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND TAX TREATIES.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, the selling stockholder has agreed to sell to J.P. Morgan Securities LLC, the underwriter for the offering, an aggregate of 15,000,000 shares of common stock, which includes 1,000,000 shares of our common stock that we intend to repurchase from the underwriter.

The underwriter is committed to take and pay for all of the shares of common stock offered by the selling stockholder, if any are taken.

Subject to certain conditions, the underwriter has agreed to purchase the shares of common stock from the selling stockholder at a price equal to $45.45 per share.

Subject to the completion of this offering, we intend to purchase from the underwriter, out of the 15,000,000 shares of our common stock that are subject of the offering, 1,000,000 shares of common stock at a price per share equal to the price per share paid by the underwriter to the selling stockholder in this offering. The closing of the Share Repurchase is contingent on the closing of this offering. The offering is not conditioned upon the completion of the Share Repurchase. See “Summary—Share Repurchase.”

The underwriter may offer the shares from time to time for sale in one or more transactions on NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. The underwriter may effect such transactions by selling the shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers for whom they may act as an agent or to whom they may sell as principal. The offering of the shares by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part. In connection with the sale of the shares offered hereby, the underwriter may be deemed to have received compensation in the form of underwriting discounts.

In connection with the offering, the underwriter may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchase. Stabilizing transactions consist of certain bids or purchases of common stock made by the underwriter in the open market prior to the completion of the offering.

These activities by the underwriter, as well as other purchases by the underwriter for its own account, may raise, stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriter at any time. These transactions may be effected in the over-the-counter market or otherwise. Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor the underwriter makes any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

We estimate that our share of the total expenses of the offering will be approximately $0.5 million. We have agreed to pay certain expenses, excluding underwriting discounts and commissions, incurred by the selling stockholder in connection with this offering.

We and the Selling Stockholder have agreed to indemnify the underwriter and any of its affiliates against certain liabilities, including liabilities under the Securities Act.

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriter and certain of its affiliates have provided, and may in the future provide, a variety of these services to the Company and to persons and entities with relationships with the Company, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriter and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the Company (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the Company. The underwriter and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

The underwriter and certain of its affiliates are arrangers, lenders, dealers or agents under certain of our debt facilities, including the Company’s term loan facility and the Company’s revolving credit facilities and our commercial paper programs and derivative instruments. If the underwriter or its respective affiliates have lending relationships with us, certain of the underwriter or its respective affiliates routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriter and its respective affiliates would hedge such exposure by entering into transactions, which may consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the shares offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the shares offered hereby.

During the period beginning from the date of this prospectus supplement and continuing to and including 45 days after the closing of this offering, we agree not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any securities of ours that are substantially similar to the shares, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of the underwriter.

The selling stockholder and our executive officers and directors have entered into lock-up agreements with the underwriter prior to the commencement of this offering pursuant to which each of these persons, subject to certain limited exceptions, will not, during the period ending 45 days after the date of this prospectus supplement, without the prior written consent of the underwriter, (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any shares of common stock or any options or warrants to purchase any shares of common stock or any securities convertible into, exchangeable for or that represent the right to receive shares of common stock (such options, warrants or other securities, collectively, “Derivative Instruments”), including without limitation any such shares or Derivative Instruments now owned or hereafter acquired by the signatories of the lock-up agreements, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the signatories of the lock-up agreements or someone other than such signatories), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any shares of common stock or Derivative Instruments, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of common stock or other securities, in cash or otherwise or

(iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above.

Selling Restrictions

European Economic Area

The shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the shares or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the shares or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of shares in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of shares. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

The shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the shares or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the shares or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of shares in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of shares. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.

The underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the shares which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

Canada

The underwriter may offer the shares in Canada to “permitted clients” within the meaning of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Switzerland

This prospectus supplement and the accompanying prospectus is not intended to constitute an offer or solicitation to purchase or invest in the shares. The shares may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the shares to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the shares constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the shares may be publicly distributed or otherwise made publicly available in Switzerland.

In particular, this prospectus supplement will not be filed with, and the offer of the shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the shares.

Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Hong Kong

The underwriter has represented and agreed that it has not offered or sold and will not offer or sell the shares in Hong Kong by means of any document other than to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or other than in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) or which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong); and that it has not and will not issue and has not and will not have in its possession for the purpose of issue any advertisement, invitation or document relating to the shares (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The underwriter has represented and agreed that the shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended), which we refer to as the Financial Instruments and Exchange Law, and has agreed not to offer or sell the shares, directly or indirectly, in Japan or to, or for the account or benefit of, any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any Japanese Person, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan. For the purposes of this paragraph “Japanese Person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) by the Monetary Authority of Singapore and the offer of the shares in Singapore is made primarily pursuant to the exemption under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor as defined in Section 4A of SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (b) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275 (1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (c) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

It is a condition of the offer that where the shares are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(i)

a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(ii)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever defined) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the shares except:

(x)

to an Institutional Investor, and Accredited Investor or other Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(y)	where no consideration is or will be given for the transfer;

(z)	where the transfer is by operation of law;

(aa)	as specified in Section 276(7) of the SFA; or

(bb)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Notification under Section 309B(1)(c) of the SFA—Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Taiwan

The shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”), pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering or sale of the shares in Taiwan. The shares may be made available to Taiwan resident investors outside Taiwan for purchase by such investors outside Taiwan for purchase outside Taiwan by investors residing in Taiwan, but may not be issued, offered, sold or resold in Taiwan, unless otherwise permitted by Taiwan laws and regulations. No subscription or other offer to purchase the shares shall be binding on us until received and accepted by us or any underwriter outside of Taiwan (the “Place of Acceptance”), and the purchase/sale contract arising therefrom shall be deemed a contract entered into in the Place of Acceptance.

Korea

The shares have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the shares have not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations. In addition, within one year following the issuance of the shares, the shares may not be transferred to any resident of Korea other than a qualified institutional buyer (as such term is defined in the regulation on issuance, public disclosure, etc. of securities of Korea, a “Korean QIB”) registered with the Korea Financial Investment Association (the “KOFIA”) as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB bonds as defined in the Regulation on Issuance, Public Disclosure, etc. of shares of Korea; provided that (a) the shares are denominated, and the principal and interest payments thereunder are made, in a currency other than Korean won, (b) the amount of the securities acquired by such Korean QIBs in the primary market is limited to less than 20 percent of the aggregate issue amount of the shares, (c) the shares are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the securities in a major overseas securities market, (d) the one year restriction on offering, delivering or selling of securities to a Korean resident other than a Korean QIB is expressly stated in the securities, the relevant underwriting agreement, subscription agreement, and the offering circular and (e) we and the underwriter shall individually or collectively keep the evidence of fulfillment of conditions (a) through (d) above after having taken necessary actions therefor.

Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia (the “Corporations Act”)) in relation to the shares has been, or will be, lodged with the Australian Securities and Investments Commission (“ASIC”), the Australian Securities Exchange operated by ASX Limited or any other regulatory body or agency in Australia. This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a)	you confirm and warrant that you are either:

(i)	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

(ii)

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii)	a person associated with the Company under section 708(12) of the Corporations Act; or

(iv)

a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and

(b)

you warrant and agree that you will not offer any of the shares for resale in Australia within 12 months of those shares being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus supplement and the accompanying prospectus and certain other legal matters will be passed upon for us by Gibson, Dunn & Crutcher LLP, Houston, Texas. Certain legal matters in connection with this offering will be passed upon for the selling stockholder by Covington & Burling LLP and Potter Anderson & Corroon LLP. Certain legal matters will be passed upon for the underwriter by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

The consolidated financial statements as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Assessment of Internal Control over Financial Reporting) as of December 31, 2022 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PricewaterhouseCoopers LLP (Canada) are the Company’s auditors and have advised that they are independent with respect to the Company within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Alberta and within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States).

Certain estimates of the Company’s oil, NGLs and natural gas reserves as of December 31, 2022 incorporated by reference in this prospectus supplement were based upon evaluations prepared by the Company’s internal qualified reserves evaluators and were audited by McDaniel & Associates Consultants Ltd. and Netherland, Sewell & Associates, Inc. Such estimates have been so incorporated by the Company in reliance on the authority of such experts in such matters.

The combined financial statements of Black Swan Permian, LLC and Black Swan Operating, LLC as of and for the years ended December 31, 2022 and 2021 and the statements of revenues and direct operating expenses of certain oil and gas properties of 1025 Investments, LLC for the years ended December 31, 2022 and 2021 incorporated in this prospectus supplement by reference from Exhibits 99.9 and 99.10, respectively, to the Current Report on Form 8-K of the Company dated May 12, 2023, have been audited by Moss Adams LLP, independent auditors, as stated in their reports, which are incorporated herein by reference. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

Certain estimates of the oil, NGLs and natural gas reserves of Black Swan Permian, LLC, Black Swan Operating, LLC and certain interests in 1025 Investments, LLC (the “Black Swan Subject Companies”) as of December 31, 2022 incorporated by reference in this prospectus supplement were based upon evaluations prepared by LaRoche Petroleum Consultants, Ltd. Such estimates have been so incorporated in reliance on the authority of such experts in such matters.

The audited historical financial statements of PetroLegacy Energy II, LLC and certain interests of Peacemaker Royalties, LP included on page 13 of the Company’s Current Report on Form 8-K dated May 12, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The audited historical financial statements of Pearlsnap Midstream, LLC included on page 41 of the Company’s Current Report on Form 8-K dated May 12, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Certain estimates of the oil, NGLs and natural gas reserves of PetroLegacy Energy II, LLC and certain interests of Peacemaker Royalties, LP as of December 31, 2022 incorporated by reference in this prospectus supplement were based upon evaluations prepared by the internal qualified reserves evaluators of PetroLegacy Energy II, LLC and certain interests of Peacemaker Royalties, LP and were audited by Cawley, Gillespie & Associates, Inc. Such estimates have been so incorporated in reliance on the authority of such experts in such matters.

The consolidated financial statements of Piedra Energy III, LLC and subsidiary as of and for the year ended December 31, 2022 and the consolidated financial statements of Piedra Energy III, LLC and subsidiary as of and for the year ended December 31, 2021 incorporated by reference in this prospectus supplement from Exhibits 99.3 and 99.4, respectively, of our Current Report on Form 8-K dated May 12, 2023 have been so included in reliance on the reports of Weaver and Tidwell LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Piedra Energy IV, LLC as of and for the year ended December 31, 2022 and the financial statements of Piedra Energy IV, LLC as of and for the year ended December 31, 2021 incorporated by reference in this prospectus supplement from Exhibits 99.6 and 99.7, respectively, of our Current Report on Form 8-K dated May 12, 2023 have been so included in reliance on the reports of Weaver and Tidwell LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Certain estimates of the oil, NGLs and natural gas reserves of Piedra Energy III, LLC and Piedra Energy IV, LLC as of December 31, 2022 incorporated by reference in this prospectus supplement were based upon evaluations prepared by Russell K. Hall and Associates, Inc. Such estimates have been so incorporated in reliance on the authority of such experts in such matters.

Prospectus

31,777,596 Shares of Common Stock

The selling stockholder named in this prospectus (the “selling stockholder”) may offer up to 31,777,596 shares of common stock (the “Securities”), $0.01 par value per share (the “common stock”), of Ovintiv Inc. (the “Company”). Such Securities were issued by the Company to the selling stockholder in connection with an acquisition by the Company (the “Permian Acquisition”) pursuant to a Securities Purchase Agreement, dated April 3, 2023, by and among Black Swan Oil & Gas, LLC, PetroLegacy II Holdings, LLC, Piedra Energy III Holdings, LLC, and Piedra Energy IV Holdings, LLC, Black Swan Permian, LLC, Black Swan Operating, LLC, PetroLegacy Energy II, LLC, PearlSnap Midstream, LLC, Piedra Energy III, LLC, and Piedra Energy IV, LLC, and solely in its capacity as “Sellers’ Representative” thereunder, NMB Seller Representative, LLC, and the Company (the “Purchase Agreement”). All of these shares of common stock are being sold by the selling stockholder named in this prospectus, or any of the selling stockholder’s permitted transferees. The selling stockholder will receive all proceeds from the sale of the shares of common stock being offered in this prospectus. We will not receive any proceeds from the sale of shares by the selling stockholder. We are required to pay certain offering fees and expenses in connection with the registration of the selling stockholder’s Securities and to indemnify the selling stockholder against certain liabilities. For more information related to the selling stockholder, please read “Selling Stockholder.”

Any prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” carefully before you invest in the Securities.

Investment in the Securities involves certain risks. Please carefully review the information under the heading “Risk Factors” on page 5 of this prospectus, along with any risk factors described in the applicable prospectus supplement.

The selling stockholder may sell the Securities to or through underwriters or dealers purchasing as principals and may also sell the Securities to one or more purchasers directly or through agents. See “Plan of Distribution” on page 13 of this prospectus. The prospectus supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by us in connection with the offering and sale of Securities, and will set forth the terms of the offering of such Securities, including the method of distribution of such Securities, the public offering price, any fees, discounts or other compensation payable to underwriters, dealers or agents, and any other material terms of the plan of distribution.

Our shares of common stock are listed and posted for trading on the New York Stock Exchange (the “NYSE”) and on the Toronto Stock Exchange (the “TSX”) under the symbol “OVV”. The last reported sale price of our common stock on July 26, 2023, as reported by NYSE and TSX, was $43.10 per share and C$56.88 per share, respectively.

Neither the United States Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

The date of this prospectus is July 27, 2023.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration statement process. Under this process, the selling stockholder may offer and sell from time to time the Securities described in this prospectus in one or more offerings in amounts to be determined at the time of any offering.

This prospectus only provides you with a general description of the Securities that the selling stockholder may offer. Each time the selling stockholder offers Securities, to the extent necessary and required by law, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the Securities offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific terms related to the offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement made in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”

This prospectus does not contain all of the information set forth in the registration statement we have filed with the SEC (the “Registration Statement”) of which this prospectus forms a part, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You may refer to the Registration Statement of which this prospectus forms a part and the exhibits to the Registration Statement for further information with respect to us and the Securities.

Neither we nor the selling stockholder have authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. Neither we nor the selling stockholder take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling stockholder are making offers to sell the Securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus or any prospectus supplement or in any document incorporate by referenced in this prospectus or any prospectus supplement is accurate as of any other date.

Unless the context otherwise requires or otherwise expressly stated, all references in this prospectus and any prospectus supplement to “Ovintiv”, the “Company”, “we”, “us” and “our” refer to Ovintiv Inc. and, where appropriate, its consolidated subsidiaries.

In this prospectus and in any prospectus supplement, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in United States dollars, references to “dollars”, “$” or “US$” are to United States dollars and all references to “C$” are to Canadian dollars.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Ovintiv, at www.sec.gov. Ovintiv’s SEC filings are also available on Ovintiv’s website at www.ovintiv.com. Information on, or that is accessible from, our website, even if referred to in documents incorporated by reference in this prospectus, does not constitute part of this prospectus.

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 27, 2023 (our “Annual Report on Form 10-K”);

•	the information specifically incorporated by reference into our Annual Report on Form 10-K from our definitive proxy statement on Schedule 14A, filed on March 23, 2023;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the SEC on May 9, 2023;

•	our Current Reports on Form 8-K, filed with the SEC on April 4, 2023, April 27, 2023, May 8, 2023, May 12, 2023, May 18, 2023, May 31, 2023, June 12, 2023 and July 27, 2023 (including Item 2.02); and

•

the description of our capital stock contained in Exhibit 99.1 to our Form 8-K12B, filed with the SEC on January 24, 2020, and any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

Ovintiv Inc.

370 17th Street, Suite 1700

Denver, CO 80202

U.S.A.

(303) 623-230

Attention: Corporate Secretary

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and documents incorporated herein by reference contain certain forward-looking statements or information (collectively, “forward-looking statements”) within the meaning of applicable securities legislation, including Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements, except for statements of historical fact, that relate to the anticipated future activities, plans, strategies, objectives or expectations of the Company are forward-looking statements. When used in this prospectus, any prospectus supplement and the documents incorporated herein by reference, the use of words and phrases including “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “focused on,” “forecast,” “guidance,” “intends,” “maintain,” “may,” “opportunities,” “outlook,” “plans,” “potential,” “strategy,” “targets,” “will,” “would” and other similar terminology is intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words or phrases.

Without limiting the generality of the foregoing, forward-looking statements contained in this prospectus, any prospectus supplement and the documents incorporated herein include statements regarding:

•	the Company’s ability to consummate any pending acquisition and divestiture transactions;

•	the Company’s ability to successfully integrate any acquired assets (including the Permian Acquisition) into its business;

•	drilling plans and programs, including availability of capital to complete these plans and programs;

•	the composition of the Company’s assets and the anticipated capital returns associated with its assets;

•	anticipated oil, natural gas liquids (“NGLs”) and natural gas prices;

•	the anticipated success of, and benefits from, technology and innovation, including the cube development model, new or advanced drilling techniques or well completion designs;

•	anticipated drilling and completions activity, including the number of drilling rigs and frac crews utilized;

•	anticipated proceeds and future benefits from various joint venture, partnership and other agreements;

•	anticipated oil, NGLs and natural gas production and commodity mix;

•	the Company’s capital structure and ability to access credit facilities, credit markets and other sources of liquidity;

•	the ability of the Company to timely achieve its stated environmental, social and governance goals, targets and initiatives;

•	the impact of changes in federal, state, provincial, local and tribal laws, rules and regulations;

•	anticipated compliance with current or proposed environmental legislation;

•	the Company’s ability to manage debt and financial ratios and comply with financial covenants;

•

the implementation and outcomes of risk management programs, including exposure to commodity prices, interest rate and foreign exchange fluctuations and the volume of oil, NGLs and natural gas production hedged;

•	the declaration and payment of future dividends and the anticipated repurchase of the Company’s outstanding common shares;

•	the Company’s ability to manage cost inflation and expected cost structures, including expected operating, transportation, processing and labor expenses; and

•	the outlook of the oil and natural gas industry generally, including impacts from changes to the geopolitical environment.

The forward-looking statements included in this prospectus, any prospectus supplement and the documents incorporated herein involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, you should not place undue reliance on forward-looking statements as a prediction of actual results. We have based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently known by us. While we consider these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond our control. The risks and uncertainties that may affect the operations, performance and results of our business and forward-looking statements include, but are not limited to, the risk factors described in “Risk Factors” and those set forth in Item 1A. Risk Factors of the Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended March 31, 2023; and other risks and uncertainties impacting our business as described from time to time in our other periodic filings with the SEC or Canadian securities regulators.

Although we believe the expectations represented by the forward-looking statements are reasonable based on the information available to us as of the date such statements are made, forward-looking statements are only predictions and statements of our current beliefs and there can be no assurance that such expectations will prove to be correct. All forward-looking statements contained in this prospectus, any prospectus supplement and the documents incorporated herein are made as of the date of this prospectus or such prospectus supplement (or in the case of a document incorporated herein by reference, the date of such document) and, except as required by law, we undertake no obligation to update publicly or revise any forward-looking statements. The forward-looking statements contained or incorporated by reference in this prospectus, any prospectus supplement and the documents incorporated herein are expressly qualified by these cautionary statements.

You should read carefully the risk factors described herein and in the documents incorporated by reference in this prospectus for a description of certain risks that could, among other things, cause actual results to differ from these forward-looking statements.

RISK FACTORS

Investing in our Securities involves risk. Before you decide whether to purchase any of our Securities, in addition to the other information, documents, or reports included in or incorporated by reference into this prospectus and any accompanying prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement as well as our most recent Annual Report on Form 10-K, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 and our other filings with the SEC, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety. For more information, see “Where You Can Find More Information.” These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

OVINTIV INC.

Ovintiv is a leading North American oil and natural gas exploration and production company focused on developing its multi-basin portfolio of top-tier oil and natural gas assets located in the United States and Canada. Ovintiv’s operations also include the marketing of oil, NGLs and natural gas. As of December 31, 2022, all of Ovintiv’s reserves and production are located in North America.

We are a Delaware corporation, and our principal office is located at 370 17th Street, Suite 1700, Denver, Colorado 80202, U.S.A. Our shares of common stock are listed and posted for trading on the NYSE and the TSX under the symbol “OVV”. We maintain a website at www.ovintiv.com. Information on, or that is accessible from, our website, even if referred to in documents incorporated by reference in this prospectus, does not constitute part of this prospectus.

USE OF PROCEEDS

We are registering the resale of the 31,777,596 shares of common stock offered by the selling stockholder. All of the shares of common stock offered by the selling stockholder pursuant to this prospectus will be sold by them. We are not selling any securities under this prospectus and will not receive any proceeds from the sales covered hereby. The net proceeds from the sale of the common stock will be received by the selling stockholder.

DESCRIPTION OF COMMON STOCK

The following is a summary of the material terms of the capital stock of Ovintiv. The summary in this prospectus is not complete. You should read the complete text of Ovintiv’s certificate of incorporation (the Certificate of Incorporation) and amended and restated bylaws (the “Bylaws”) as currently in effect for more details regarding the provisions described below and for other provisions that may be important to you. We have filed copies of those documents with the SEC, and they are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

The Certificate of Incorporation authorizes 750,000,000 shares of common stock, par value $0.01 per share.

Common Stock

Stock Exchange Listings

The shares of common stock of Ovintiv are listed on the NYSE and the TSX under the symbol “OVV”.

Voting Rights

Each holder of shares of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors of Ovintiv, subject to the rights, if any, of holders any series of preferred stock to elect additional directors under specific circumstances.

Dividends

Subject to preferences that may be applicable to any then outstanding shares of any series of preferred stock, holders of shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by the Board of Directors out of legally available funds. Declaration and payment of any dividend will be subject to the discretion of the Board of Directors and may be paid in cash, in property or in shares of common stock.

Liquidation

In the event of Ovintiv’s liquidation, dissolution or winding up, holders of shares of common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of Ovintiv’s debts and other liabilities and the satisfaction of any liquidation preference or other similar rights granted to the holders of any then outstanding shares of any series of preferred stock.

Rights and Preferences

Holders of shares of common stock have no pre-emptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to shares of common stock. The rights, preferences and privileges of the holders of shares of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that Ovintiv may designate in the future.

Fully Paid and Non-Assessable

All outstanding shares of common stock are fully paid and non-assessable and any additional common stock that Ovintiv may issue will, when issued, be fully paid and non-assessable.

Uncertificated Shares

Holders of shares of common stock of Ovintiv do not have the right to require Ovintiv to issue certificates for their shares.

Transfer Agent and Registrar

The transfer agent and registrar for the shares of common stock is American Stock Transfer & Trust Company, LLC (“AST”). AST’s address is 6201 15th Avenue, Brooklyn, New York, 11219. AST, at its Canadian office, at AST Trust Company (Canada), P.O. Box 700, Station B, Montreal, QC H3B 3K3, acts as co-transfer agent.

Annual Stockholder Meetings

The Bylaws provide that annual stockholder meetings will be held at a date, place (if any) and time, as exclusively selected by the Board of Directors. To the extent permitted under applicable law, Ovintiv may, but is not obligated to, conduct annual stockholder meetings by remote communications, including by webcast.

Anti-Takeover Effects of Provisions of the Certificate of Incorporation and Bylaws and Delaware Law

Some provisions of Delaware law and the Certificate of Incorporation and Bylaws could make the following transactions difficult: acquisition of Ovintiv by means of a tender offer, merger or otherwise, or removal of incumbent officers and directors of Ovintiv by means of a proxy contest or otherwise. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in the best interests of Ovintiv, including transactions that might result in a premium over the market price for shares of common stock.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover proposals. These provisions are also designed to encourage persons seeking to acquire control of Ovintiv to first negotiate with the Board of Directors. Ovintiv believes that the benefits of Ovintiv’s potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure Ovintiv outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Special Stockholder Meetings

The Bylaws provide that a special meeting of stockholders may be called only by the Board of Directors or by one or more stockholders of record holding at least 20% of the voting power of all outstanding shares of common stock. This may limit the ability of Ovintiv stockholders to take action between annual meetings without the prior approval of the Board of Directors.

Restriction on Stockholder Action by Written Consent

The Certificate of Incorporation does not permit stockholders to take action by written consent. This restriction forces stockholder action to be taken at annual and special meetings of Ovintiv stockholders and could delay the ability of stockholders to force consideration of a stockholder proposal or take action, including the removal of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals and Proxy Access

The Bylaws establish advance notice procedures with respect to stockholder proposals, the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board of Directors or a committee of the Board of Directors and the inclusion of any such nominees in the proxy materials of Ovintiv.

Composition of the Board of Directors; Election and Removal of Directors

The Board of Directors consists of one or more members, the number thereof to be determined from time to time by the Board of Directors. The directors of Ovintiv are elected until the expiration of the term for which they are elected and until their respective successors are duly elected and qualified. At each annual meeting of Ovintiv, directors will be elected to one-year terms that expire at the next annual meeting of stockholders.

Subject to the rights, if any, of holders of any series of preferred stock with respect to removal without cause of directors elected by such holders, the directors of Ovintiv may be removed with or without cause at any time by the holders of a majority of the voting power of Ovintiv’s then-outstanding common stock.

Directors on the Board of Directors will be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, except if, as of the date that is 14 days before Ovintiv files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the SEC, the number of director nominees exceeds the number of directors to be elected, in which case directors on the Board of Directors will be elected by the vote of a plurality of the shares represented in person or by proxy at the meeting and entitled to vote on the election of directors. Unless plurality voting shall have applied to the election, any director who receives a greater number of “against” votes than votes “for” election shall offer to tender his or her resignation to the Board of Directors. In that event, the Nominating and Corporate Governance Committee of the Board of Directors will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on such recommendation within 90 days following certification of the election results.

Exclusive Forum

The Certificate of Incorporation provides that, unless Ovintiv consents in writing to the selection of an alternative forum, and subject to applicable jurisdictional requirements, the Court of Chancery of the State of Delaware will be the exclusive forum (or if the Court of Chancery of the State of Delaware lacks jurisdiction, then another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, then the United States District Court for the District of Delaware) for: (a) any derivative action or proceeding brought on behalf of Ovintiv; (b) any action asserting a breach of fiduciary duty owed by any current or former director, officer or stockholder of Ovintiv to Ovintiv or Ovintiv’s stockholders; (c) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware (the “DGCL”); or (d) any action asserting a claim governed by the internal affairs doctrine. The exclusive forum provision does not purport to apply to suits brought to enforce a duty or liability created by the Securities Act or the Exchange Act, or any rules or regulations promulgated thereunder, or any other claim for which the United States federal courts have exclusive jurisdiction.

Such provision may limit the ability of an Ovintiv stockholder to bring a claim in a judicial forum that it finds favorable for disputes with directors, officers or other matters pertaining to Ovintiv’s internal affairs, and may discourage lawsuits with respect to such claims.

Business Combinations Involving Interested Stockholders

In general, Section 203 of the DGCL (“Section 203”) prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date that such person became an interested stockholder, unless the business combination or the transaction in which such person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” is defined to include a merger, consolidation, a sale of assets and other transactions resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person that owns (or is an affiliate or associate of the corporation and within the prior three years did own) 15% or more of a corporation’s voting stock, and the affiliates and associates of any such person.

These restrictions do not apply if, among other things, the corporation’s certificate of incorporation contains a provision expressly electing not to be governed by Section 203. The Certificate of Incorporation opts out of Section 203.

Limitations of Liability and Indemnification Matters

The Certificate of Incorporation contains provisions that limit the liability of the directors of Ovintiv for monetary damages to the fullest extent permitted by Delaware law. Consequently, Ovintiv directors will not be personally liable to Ovintiv or its stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to Ovintiv or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	willful or negligent declaration and payment of unlawful dividends, or unlawful share purchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

The Certificate of Incorporation provides that Ovintiv is required to indemnify its directors and officers, in each case to the fullest extent permitted by Delaware law. The Certificate of Incorporation also obligates Ovintiv to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding. In addition, Ovintiv has entered into agreements with Ovintiv directors and officers to indemnify such directors and officers. With specified exceptions, these agreements provide for indemnification against all liability and loss suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement by any of these individuals in any action, suit or proceeding, to the fullest extent permitted by applicable law. In addition, Ovintiv maintains directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in the Certificate of Incorporation may discourage stockholders from bringing a lawsuit against Ovintiv directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against Ovintiv directors and officers, even though an action, if successful, might benefit Ovintiv and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that Ovintiv pays the costs of settlement or damages.

SELLING STOCKHOLDER

This prospectus relates to 31,777,596 shares of our common stock, which were issued by the Company to the selling stockholder pursuant to the Purchase Agreement. The filing of the registration statement of which this prospectus forms a part is pursuant to our obligations under the registration rights agreement, dated June 12, 2023, between the Company and the selling stockholder, which was executed in connection with the closing of the transactions contemplated by the Purchase Agreement. We agreed to pay certain offering fees and expenses in connection with the registration of the selling stockholder’s Securities and to indemnify the selling stockholder against certain liabilities.

The information contained in the table below in respect of the selling stockholder (including the number of shares of common stock beneficially owned and the number of shares of common stock offered) has been obtained from the selling stockholder and has not been independently verified by us. We may supplement this prospectus from time to time in the future to update or change this list of selling stockholder(s) and the number of shares of common stock that may be offered and sold by any selling stockholder. The registration for resale of the shares of common stock does not necessarily mean that the selling stockholder will sell all or any of these shares. In addition, the selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of common stock in transactions exempt from the registration requirements of the Securities Act, after the date on which it provided the information set forth in the table below.

The information set forth in the following table regarding the beneficial ownership after resale of the shares of common stock is based upon the assumption that the selling stockholder will sell all of the shares of common stock beneficially owned by it that are covered by this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of common stock and the right to acquire such voting or investment power within 60 days through the exercise of any option, warrant or other right. To our knowledge and subject to applicable community property rules, the selling stockholder named in the table has sole voting and sole investment power with respect to all equity interests beneficially owned. Except as described in the footnotes to the following table, the selling stockholder named in the table have not held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus. The inclusion of any shares of common stock in the footnotes of this table does not constitute an admission of beneficial ownership for the selling stockholder named below.

As of July 17, 2023, there were 273,858,158 shares of our common stock issued and outstanding.

Name of selling stockholder	Shares of Common Stock beneficially owned prior to the offering		Shares of Common Stock to be offered	Shares of Common Stock beneficially owned after the offering
	Number	Percentage		Number	Percentage
NMB Stock Trust (1)	31,777,596	11.6%	31,777,596	—	—%

*	Less than 1%.
(1)

The shares of common stock held by the selling stockholder are beneficially owned by Wilmington Trust, National Association, in its capacity as Administrative Trustee of the selling stockholder (“Wilmington”). Wilmington, in its fiduciary capacity as administrative trustee of the selling stockholder, is deemed to have sole voting and investment power over such shares. The various beneficiaries of the selling stockholder have the right to receive any dividends paid with respect to the shares reported herein and to receive the proceeds from the sale of the shares reported herein.

PLAN OF DISTRIBUTION

As of the date of this prospectus, we have not been advised by the selling stockholder as to any plan of distribution. Distributions of the shares of common stock by the selling stockholder, or by the selling stockholder’s permitted transferees, may from time to time be offered for sale either directly by such individual, or through underwriters, dealers or agents or on any exchange on which the shares of common stock may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which the shares of common stock may be sold include:

•	privately negotiated transactions;

•	underwritten transactions;

•	exchange distributions and/or secondary distributions;

•	sales on the NYSE or any other U.S. securities exchange, or the TSX, on which the common stock may be listed or quoted at the time of sale;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•

a block trade (which may involve a cross trade) in which the broker or dealer so engaged will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	short sales;

•	through the writing of options on the shares, whether or not the options are listed on an options exchange;

•	a combination of any such methods; and

•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares of common stock pursuant to an exemption from regulation pursuant to Rule 144 under the Securities Act, if available, rather than under this prospectus.

Transactions may be effected by the selling stockholder at market prices prevailing at the time of sale or at negotiated prices. The selling stockholder may effect such transactions by selling the Securities to underwriters or through broker-dealers, and such underwriters or broker-dealers may receive compensation in the form of discounts or commissions from the selling stockholder and may receive commissions from the purchasers of the Securities for whom they may act as agent. The selling stockholder may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares of common stock against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the shares of common stock for sale under the Securities Act and to indemnify the selling stockholder and each person who participates as an underwriter in the offering of the shares of common stock against certain civil liabilities, including certain liabilities under the Securities Act.

In connection with sales of the Securities under this prospectus, the selling stockholder may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the Securities in the course of hedging the positions they assume. The selling stockholder also may sell the Securities short and deliver them to close its short positions, or loan or pledge the Securities to broker-dealers that in turn may sell them.

The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by such selling stockholder and, if such selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act amending the list of selling stockholder to include the pledgee, transferee or other successors in interest as a selling stockholder under this prospectus.

The selling stockholder and any underwriters, dealers or agents that participate in distribution of the Securities may be deemed to be underwriters, and any profit on sale of the Securities by them and any discounts, commissions or concessions received by any underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

There can be no assurances that the selling stockholder will sell any or all of the Securities offered under this prospectus.

LEGAL MATTERS

Gibson, Dunn & Crutcher LLP will pass upon the validity of any Securities issued under this prospectus. Any underwriters will be represented by their own legal counsel. If any legal matters relating to the offerings made in connection with this prospectus are passed upon by agents, dealers or underwriters, such counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Assessment of Internal Control over Financial Reporting) as of December 31, 2022 incorporated by reference in this prospectus have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PricewaterhouseCoopers LLP (Canada) are the Company’s auditors and have advised that they are independent with respect to the Company within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Alberta and within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States).

Certain estimates of the Company’s oil, NGLs and natural gas reserves as of December 31, 2022 incorporated by reference in this prospectus were based upon evaluations prepared by the Company’s internal qualified reserves evaluators and were audited by McDaniel & Associates Consultants Ltd. and Netherland, Sewell & Associates, Inc. Such estimates have been so incorporated by the Company in reliance on the authority of such experts in such matters.

The combined financial statements of Black Swan Permian, LLC and Black Swan Operating, LLC as of and for the years ended December 31, 2022 and 2021 and the statements of revenues and direct operating expenses of certain oil and gas properties of 1025 Investments, LLC for the years ended December 31, 2022 and 2021 incorporated in this prospectus by reference from Exhibits 99.9 and 99.10, respectively, to the Current Report on Form 8-K of Ovintiv Inc. dated May 12, 2023, have been audited by Moss Adams LLP, independent auditors, as stated in their reports, which are incorporated herein by reference. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

Certain estimates of the oil, NGLs and natural gas reserves of Black Swan Permian, LLC, Black Swan Operating, LLC and certain interests in 1025 Investments, LLC (the “Black Swan Subject Companies”) as of December 31, 2022 incorporated by reference in this prospectus were based upon evaluations prepared by LaRoche Petroleum Consultants, Ltd. Such estimates have been so incorporated in reliance on the authority of such experts in such matters.

The audited historical financial statements of PetroLegacy Energy II, LLC and certain interests of Peacemaker Royalties, LP included on page 13 of the Company’s Current Report on Form 8-K dated May 12, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The audited historical financial statements of Pearlsnap Midstream, LLC included on page 41 of the Company’s Current Report on Form 8-K dated May 12, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Certain estimates of the oil, NGLs and natural gas reserves of PetroLegacy Energy II, LLC and certain interests of Peacemaker Royalties, LP as of December 31, 2022 incorporated by reference in this prospectus were based upon evaluations prepared by the internal qualified reserves evaluators of PetroLegacy Energy II, LLC and certain interests of Peacemaker Royalties, LP and were audited by Cawley, Gillespie & Associates, Inc. Such estimates have been so incorporated in reliance on the authority of such experts in such matters.

The consolidated financial statements of Piedra Energy III, LLC and subsidiary as of and for the year ended December 31, 2022 and the consolidated financial statements of Piedra Energy III, LLC and subsidiary as of and for the year ended December 31, 2021 incorporated by reference in this prospectus from Exhibits 99.3 and 99.4, respectively, of our Current Report on Form 8-K dated May 12, 2023 have been so included in reliance on the reports of Weaver and Tidwell LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Piedra Energy IV, LLC as of and for the year ended December 31, 2022 and the consolidated financial statements of Piedra Energy IV, LLC as of and for the year ended December 31, 2021 incorporated by reference in this prospectus from Exhibits 99.6 and 99.7, respectively, of our Current Report on Form 8-K dated May 12, 2023 have been so included in reliance on the reports of Weaver and Tidwell LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Certain estimates of the oil, NGLs and natural gas reserves of Piedra Energy III, LLC and Piedra Energy IV, LLC as of December 31, 2022 incorporated by reference in this prospectus were based upon evaluations prepared by Russell K. Hall and Associates, Inc. Such estimates have been so incorporated in reliance on the authority of such experts in such matters.

15,000,000 shares

Ovintiv Inc.

Common Stock

PROSPECTUS SUPPLEMENT

J.P. Morgan

September 11, 2023